Exhibit 99.1

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Media: Jessie Wuerst (509) 495-8578mailto: jessie.wuerst@avistacorp.com

Investors: Jason Lang (509) 495-2930 jason.lang@avistacorp.com

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Avista Corp. reports preliminary financial results for third quarter and year-to-date 2012, lowers 2012 earnings guidance, and initiates 2013 earnings guidance

SPOKANE, Wash. – Oct. 22, 2012, 4:05 a.m. PDT: Avista Corp. (NYSE: AVA) today reported preliminary results of net income attributable to Avista Corp. of $5.8 million, or $0.10 per diluted share, for the third quarter of 2012, compared to $10.7 million, or $0.18 per diluted share, for the third quarter of 2011. For the nine months ended Sept. 30, 2012, preliminary results reflect net income attributable to Avista Corp. of $62.4 million, or $1.06 per diluted share, compared to $75.6 million, or $1.30 per diluted share for the nine months ended Sept. 30, 2011.

“Our preliminary results for the third quarter and forecasted results for the remainder of 2012 are below our expectations, and we have lowered our consolidated earnings guidance for the year. This is primarily due to weak results at Ecova, as well as losses at our other non-utility businesses. We continue to expect our utility results to be at the lower end of our original guidance range,” said Avista Chairman, President and Chief Executive Officer Scott L. Morris.

“We are pleased to have reached a settlement with certain parties in our Washington general rate case. If approved by the Washington Commission, the settlement, combined with continued management of our operating costs should result in a much stronger year in 2013,” Morris said.

Preliminary Summary Results: Avista Corp.’s preliminary results for the third quarter of 2012 and the nine months ended (YTD) September 30, 2012, as compared to the respective periods of 2011 are presented in the table below:

($ in thousands, except per-share data)	Q3 2012	Q3 2011	YTD 2012	YTD 2011
Net Income (Loss) attributable to Avista Corporation by Business Segment:
Avista Utilities	$7,660	$7,582	$65,157	$68,733
Ecova	$640	$3,467	$962	$7,016
Other	$(2,514)	$(347)	$(3,767)	$(128)
Earnings (Loss) per diluted share by Business Segment attributable to Avista Corporation:
Avista Utilities	$0.13	$0.13	$1.10	$1.18
Ecova	$0.01	$0.06	$0.02	$0.12
Other	$(0.04)	$(0.01)	$(0.06)	$—

Total earnings per diluted share attributable to Avista Corporation	$0.10	$0.18	$1.06	$1.30

Utility earnings for the third quarter increased slightly from the prior year. An increase in gross margin (operating revenues less resource costs) was mostly offset by increases in other operating expenses, depreciation and amortization, taxes other than income taxes and interest expense. The increase in gross margin was primarily due to warmer weather that increased retail electric cooling loads, as well as general rate increases.

The decrease in year-to-date utility net income was primarily due to increases in other operating expenses, depreciation and amortization, taxes other than income taxes and interest expense, partially offset by an increase in gross margin (operating revenues less resource costs). The increase in gross margin was primarily due to warmer weather during the third quarter that increased retail electric cooling loads. This was partially offset by warmer weather during the heating season (primarily the first quarter) that reduced retail loads. In addition, electric gross margin growth was limited in part by the continued weak economy and lower usage at certain industrial customers. Natural gas gross margin decreased primarily due to warmer weather throughout the year that reduced retail heating loads. Gross margin on both electric and gas also benefited from general rate increases.

The decrease in net income for Ecova for the third quarter and year-to-date, as well as forecasted for the remainder of 2012, was due primarily to slower than expected organic growth in Ecova’s expense management services and energy management services. In addition, Ecova experienced delayed implementation of new customers in its energy management services.

The decline in results from the other businesses for both periods of 2012, as compared to 2011, was primarily due to losses on investments (including the impairment of our investment in a fuel cell business and the write-off of our investment in a solar energy company), as well as increased litigation costs for the remaining contracts and previous operations of Avista Energy.

2012 Earnings Guidance and Outlook

Avista Corp. has lowered its 2012 consolidated earnings guidance to a range of $1.50 to $1.60 per diluted share. Previously, Avista expected 2012 consolidated earnings to be at the lower end of the range of $1.65 to $1.85 per diluted share. The revision to Avista’s 2012 guidance is primarily due to lower than expected earnings from Ecova and the impairment of investments and other costs at our other non-utility businesses.

We have narrowed our expectation of Avista Utilities’ earnings contribution to a range of $1.51 to $1.58 per diluted share for 2012, which includes a benefit under the Energy Recovery Mechanism (ERM) in Washington within the 90 percent customer/10 percent company sharing band. Previously, Avista expected utility earnings to be at the lower end of the range of $1.51 to $1.66 per diluted share. It is important to note that the forecast of our position in the ERM can vary significantly due to a variety of factors including the level of hydroelectric generation and retail loads, as well as changes in purchased power and natural gas fuel prices. Our outlook for Avista Utilities assumes, among other variables, normal precipitation and temperatures for the remainder of 2012.

Certain programs are expected to be implemented at Avista Utilities in 2012 to achieve long-term cost savings. The upfront costs of implementing such programs are not known at this time and are not included in 2012 earnings guidance.

We expect Ecova to contribute in the range of $0.05 to $0.07 per diluted share for 2012, a reduction from our previous guidance of $0.16 to $0.19 per diluted share. We expect the other businesses to be between a loss of $0.05 to $0.06 per diluted share, a reduction from our previous guidance range of break-even and a loss of $0.02 per diluted share.

2013 Earnings Guidance and Outlook

Avista is initiating its 2013 guidance for consolidated earnings to be in the range of $1.70 to $1.90 per diluted share. We estimate that our 2013 consolidated earnings guidance range encompasses a return on equity range of approximately 8.25 to 9 percent.

We expect Avista Utilities to contribute in the range of $1.62 to $1.76 per diluted share for 2013. As compared to 2012, we expect our 2013 utility earnings to be positively impacted by general rate increases. We expect our 2013 utility earnings to continue to be limited by slow load growth due to the economy, delay in the recovery of operating expenses and capital investments, as well as increased operating costs, including pension and other post-retirement benefit costs. Our range for Avista Utilities encompasses expected variability in power supply costs and the application of the ERM to that power supply cost variability. The midpoint of our utility guidance range does not include any benefit or expense under the ERM. Our outlook for Avista Utilities assumes, among other variables, normal precipitation, temperatures and hydroelectric generation, as well as implementation of the Washington general rate case settlement, subject to approval of the Washington commission, on Jan. 1, 2013.

For 2013, we expect Ecova to contribute in the range of $0.10 to $0.14 per diluted share and the other businesses to be between break-even and a loss of $0.02 per diluted share.

NOTE: We will host a conference call with financial analysts and investors on Oct. 23, 2012, at 11:00 a.m. ET to discuss this news release. The call will be available at (888) 895-5271, pass code: 33605664. A simultaneous webcast of the call will be available on our website, www.avistacorp.com. A replay of the conference call will be available through Nov. 6, 2012. Call (888) 843-7419, pass code 33605664, to listen to the replay.

Avista Corp. is an energy company involved in the production, transmission and distribution of energy as well as other energy-related businesses. Avista Utilities is our operating division that provides electric service to 361,000 customers and natural gas to 320,000 customers. Our service territory covers 30,000 square miles in eastern Washington, northern Idaho and parts of southern and eastern Oregon, with a population of 1.5 million. Avista’s primary, non-utility subsidiary is Ecova, an energy and sustainability management company with over 700 expense management customers, representing more than 600,000 sites. Our stock is traded under the ticker symbol “AVA”. For more information about Avista, please visit www.avistacorp.com.

Avista Corp. and the Avista Corp. logo are trademarks of Avista Corporation.

This news release contains forward-looking statements, including statements regarding our current expectations for future financial performance and cash flows, capital expenditures, financing plans, our current plans or objectives for future operations and other factors, which may affect the company in the future. Such statements are subject to a variety of risks, uncertainties and other factors, most of which are beyond our control and many of which could have significant impact on our operations, results of operations, financial condition or cash flows and could cause actual results to differ materially from those anticipated in such statements.

The following are among the important factors that could cause actual results to differ materially from the forward-looking statements: weather conditions (temperatures, precipitation levels and wind patterns) and their effects on energy demand and electric generation, including the effect of precipitation and temperatures on the availability of hydroelectric resources, the effect of wind patterns on the availability of wind resources, the effect of temperatures on customer demand, and similar impacts on supply and demand in the wholesale energy markets; the effect of state and federal regulatory decisions on our ability to recover costs and earn a reasonable return including, but not limited to, the disallowance of costs and investments, and delay in the recovery of capital investments and operating costs; changes in wholesale energy prices that can affect, among other things, the cash requirements to purchase electricity and natural gas, the value received for sales in the wholesale energy market, the necessity to request changes in rates that are subject to regulatory approval, collateral required of us by counterparties on wholesale energy transactions and credit risk to us from such transactions, and the market value of derivative assets and liabilities; economic conditions in our service areas, including the effect on the demand for, and customers’ payment for, our utility services; global financial and economic conditions (including the impact on capital markets) and their effect on our ability to obtain funding at a reasonable cost; our ability to obtain financing through the issuance of debt and/or equity securities, which can be affected by various factors including our credit ratings, interest rates and other capital market conditions; the potential effects of legislation or administrative rulemaking, including the possible adoption of national or state laws requiring our resources to meet certain standards and placing restrictions on greenhouse gas emissions to mitigate concerns over global climate changes; changes in actuarial assumptions, interest rates and the actual return on plan assets for our pension plan, which can affect future funding obligations, pension expense and pension plan liabilities; volatility and illiquidity in wholesale energy markets, including the availability of willing buyers and sellers, and prices of purchased energy and demand for energy sales; unplanned outages at any of our generating facilities or the inability of facilities to operate as intended; the outcome of pending regulatory and legal proceedings arising out of the “western energy crisis” of 2000 and 2001, and including possible refunds; the outcome of legal proceedings and other contingencies; changes in, and compliance with, environmental and endangered species laws, regulations, decisions and policies, including present and potential environmental remediation costs; wholesale and retail competition including, but not limited to, alternative energy sources, suppliers and delivery arrangements; the ability to comply with the terms of the licenses for our hydroelectric generating facilities at cost-effective levels; natural disasters that can disrupt energy generation, transmission and distribution, as well as the availability and costs of materials, equipment, supplies and support services; explosions, fires, accidents, or mechanical breakdowns that may occur while operating and maintaining our generation, transmission and distribution systems; blackouts or disruptions of interconnected transmission systems; disruption to information systems, automated controls and other technologies that we rely on for operations, communications and customer service; the potential for terrorist attacks, cyber security attacks or other malicious acts, that cause damage to our utility assets, as well as the national economy in general; including the impact of acts of terrorism, cyber security attacks or vandalism that damage or disrupt information technology systems; delays or changes in construction costs, and/or our ability to obtain required permits and materials for present or prospective facilities; changes in the costs to implement new information technology systems, and/or other reasons that impair our ability to complete these projects in a timely and effective manner; changes in the long-term climate of the Pacific Northwest, which can affect, among other things, customer demand patterns and the volume and timing of streamflows to our hydroelectric resources; changes in industrial, commercial and residential growth and demographic patterns in our service territory or the loss of significant customers; the loss of key suppliers for materials or services; default or nonperformance on the part of any parties from which we purchase and/or sell capacity or energy; deterioration in the creditworthiness of our customers and counterparties; the effect of any potential decline in our credit ratings, including impeded access to capital markets, higher interest costs, and certain covenants with ratings triggers in our financing arrangements and wholesale energy contracts; increasing health care costs and the resulting effect on health insurance provided to our employees and retirees; increasing costs of insurance, more restricted coverage terms and our ability to obtain insurance; work force issues, including changes in collective bargaining unit agreements, strikes, work stoppages, the loss of key executives, availability of workers in a variety of skill areas, and our ability to recruit and retain employees; the potential effects of negative publicity regarding business practices, whether true or not, which could result in, among other things, costly litigation and a decline in our common stock price; changes in technologies, possibly making some of the current technology obsolete; changes in tax rates and/or policies; changes in the payment acceptance policies of Ecova’s client vendors that could reduce operating revenues; potential difficulties for Ecova in integrating acquired operations and in realizing expected opportunities, diversions of management resources and losses of key employees, challenges with respect to operating new businesses and other unanticipated risks and liabilities; and changes in our strategic business plans, which may be affected by any or all of the foregoing, including the entry into new businesses and/or the exit from existing businesses.

For a further discussion of these factors and other important factors, please refer to our Annual Report on Form 10-K for the year ended Dec. 31, 2011 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2012. The forward-looking statements contained in this news release speak only as of the date hereof. We undertake no obligation to update any forward-looking statement or statements to reflect events or circumstances that occur after the date on which such statement is made or to reflect the occurrence of unanticipated events. New risks, uncertainties and other factors emerge from time to time, and it is not possible for management to predict all of such factors, nor can it assess the impact of each such factor on our business or the extent to which any such factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statement.

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Issued by: Avista Corporation

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